UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): April 23, 2019

 Chico’s FAS, Inc.
(Exact Name of Registrant as Specified in its Charter)

 Florida
(State or Other Jurisdiction of Incorporation)

001-16435	59-2389435
(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway, Fort Myers, Florida	33966
(Address of Principal Executive Offices)	(Zip code)
(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2019, Chico’s FAS, Inc. (the “Company”) announced that Shelley G. Broader resigned as President and Chief Executive Officer of the Company and as a member of the Company’s Board of Directors (the “Board”), effective immediately, and that the Board has appointed Bonnie R. Brooks as the Company’s interim President and Chief Executive Officer (“Interim CEO”), effective immediately.
In connection with Ms. Broader’s resignation, the Company has entered into a letter agreement with Ms. Broader, dated as of April 24, 2019 (the “Broader Letter Agreement”), pursuant to which Ms. Broader’s separation from the Company will be treated, for purposes of the Company’s Officer Severance Plan, as an involuntary termination of her employment by the Company that entitles her to receive severance benefits thereunder upon execution and non-revocation of a Separation Agreement and Release with the Company. The foregoing description of the Broader Letter Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement included as Exhibit 10.1 to this Form 8-K.
Ms. Brooks, 65, has served as a member of the Board since 2016. In connection with her appointment as Interim CEO, Ms. Brooks has also been appointed as a member of the Executive Committee of the Board and, in compliance with applicable NYSE rules, has resigned from the Corporate Governance and Nominating Committee of the Board, both effective April 24, 2019.
Ms. Brooks has more than 30 years of global retail executive leadership experience and most recently (January 2014 - December 2016) served as the Vice Chair of Hudson’s Bay Company, a fashion retail group operating through multiple banners, including Hudson’s Bay, Home Outfitters, Lord & Taylor, Saks Fifth Avenue, Saks Off Fifth and Kaufhof. Ms. Brooks joined Hudson’s Bay in 2008 as Chief Executive Officer and President. From 2012 to 2014, Ms. Brooks served as President of Hudson’s Bay Company, responsible for both Hudson’s Bay and Lord & Taylor department stores USA. From 1997 to 2008, Ms. Brooks was based in Hong Kong serving as an executive officer, including as President of the Lane Crawford Joyce Group, a women's fashion retailer with over 500 stores in Asia, and as Global Merchandise Manager for Dickson Concepts (International) Limited, a luxury retail group and owner of Harvey Nichols, UK. Prior to that, Ms. Brooks spent over a decade at Holt Renfrew & Company, a Canada-based fashion department store, in roles that included Executive Vice President and General Merchandise Manager. Ms. Brooks also served on the board of directors of Abercrombie & Fitch Co., a teen apparel retailer. Ms. Brooks currently serves on the board of directors of Rogers Communications Inc., a Canadian diversified communications and media company, and is a trustee of RioCan Real Estate Investment Trust, a North American real estate owner and developer. Ms. Brooks was formerly a director of Empire Company Limited, one of Canada's largest food retailers. She is a member of the Order of Canada.
There are no arrangements or understandings between Ms. Brooks and any other persons pursuant to which Ms. Brooks was selected as an officer, nor are there any family relationships between Ms. Brooks and any of the Company's directors or executive officers. Neither Ms. Brooks nor any related person of Ms. Brooks has a direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party.
In connection with Ms. Brooks’ appointment as Interim CEO, the Company has entered into a letter agreement with Ms. Brooks, dated as of April 24, 2019 (the “Brooks Appointment Agreement”), which provides for a base compensation of $100,000 per month and a one-time grant of shares of restricted Company common stock (“Restricted Shares”) with a value of $750,000 pursuant to the Company’s Amended and Restated 2012 Omnibus Stock and Incentive Plan, as amended from time to time (as filed as Exhibit 10.55 to the Company’s Form 8-K on June 27, 2017). The Restricted Stock will vest in three substantially equal installments on each of the first, second and third anniversary of April 24, 2019, subject to Ms. Brooks’ continued service as Interim CEO, or following the appointment of a new Chief Executive Officer and President of the Company, Ms. Brooks’ continued service as a member of the Board. Pursuant to the Brooks Appointment Agreement, Ms. Brooks will forfeit any unvested Restricted Shares in the event that she voluntarily resigns her service as Interim CEO prior to the appointment of a new Chief Executive Officer and President of the Company, or she voluntarily resigns from the Board, or refuses to stand for re-election as part of the Board-nominated slate of directors. The Restricted Shares will otherwise immediately fully vest upon Ms. Brooks’ cessation as a member of the Board (except under the circumstances in which the Restricted Shares are otherwise forfeited as described above). Ms. Brooks will not be entitled to any severance compensation or other benefits upon the cessation of her service as Interim CEO and is not currently eligible for an annual bonus or to receive additional equity awards during her service as Interim CEO. During her service as Interim CEO, Ms. Brooks will not be entitled to any compensation for her service as a member of the Board. The foregoing description of the Brooks Appointment Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement included as Exhibit 10.2 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit 10.1	Letter agreement, dated as of April 24, 2019, by and between the Company and Shelley G. Broader
Exhibit 10.2	Letter agreement, dated as of April 24, 2019, by and between the Company and Bonnie R. Brooks
Exhibit 99.1	Press Release of Chico’s FAS, Inc. dated April 24, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.

Date: April 24, 2019	By:
/s/ Todd E. Vogensen
Todd E. Vogensen, Executive Vice President, Chief Financial Officer and Assistant Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 10.1	Letter agreement, dated as of April 24, 2019, by and between the Company and Shelley G. Broader
Exhibit 10.2	Letter agreement, dated as of April 24, 2019, by and between the Company and Bonnie R. Brooks
Exhibit 99.1	Press Release of Chico's FAS, Inc. dated April 24, 2019